UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-3011	36-2443580
(Commission File Number)	(I.R.S. Employer Identification No.)

1101 South 3rd Street, Minneapolis, Minnesota	55415
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 851-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 29, 2016, The Valspar Corporation, a Delaware corporation (“Valspar,” or the “Company”), held a special meeting of stockholders to consider and vote upon the following matters:

(1)	a proposal to adopt the Agreement and Plan of Merger, dated as of March 19, 2016 (the “Merger Agreement”), by and among Valspar, The Sherwin-Williams Company, an Ohio corporation (“Sherwin-Williams”) and Viking Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Sherwin-Williams (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Valspar (the “Merger Agreement Proposal”);

(2)	a proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Valspar’s named executive officers in connection with the merger contemplated by the Merger Agreement (the “Compensation Proposal”); and

(3)	a proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement or in the absence of a quorum (the “Adjournment Proposal”).

At the special meeting, 64,387,097 shares of the Company’s common stock, representing approximately 81.2% of the outstanding shares of the Company’s common stock entitled to vote as of the record date for the special meeting, were represented by person or by proxy, which constituted a quorum.

The final voting results for each item voted upon are set forth below:

Proposal One – Merger Agreement Proposal. The Merger Agreement Proposal was approved by the following vote:

For	Against	Abstain
63,211,782	1,122,498	52,817

Proposal Two – Compensation Proposal. The Compensation Proposal was approved by the following vote:

For	Against	Abstain
57,423,831	6,282,717	680,549

Proposal Three – Adjournment Proposal. The Adjournment Proposal was approved by the following vote:

For	Against	Abstain
58,943,073	5,331,090	112,934

With respect to the Adjournment Proposal, although the adjournment proposal would have received sufficient votes to be approved, no motion to adjourn was made because the adjournment of the special meeting was determined not to be necessary or appropriate.

Item 8.01.	Other Events.

On June 29, 2016, Valspar issued a press release announcing the results of its stockholders’ vote at the special meeting, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated June 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE VALSPAR CORPORATION

/s/ Rolf Engh
Name: Rolf Engh
Title: Executive Vice President, General Counsel and Secretary

Dated: June 29, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated June 29, 2016.